UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2009
ENCORE ACQUISITION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-16295	75-2759650

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On September 8, 2009, Encore Acquisition Company (“EAC”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. (“Barclays”), providing for the sale in a firm commitment offering of 2,750,000 shares of EAC common stock at a price to the public of $37.40 per share. The offer and sale of the shares of EAC common stock is registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to EAC’s Registration Statement on Form S-3 (File No. 333-158680), which became effective upon filing with the United States Securities and Exchange Commission on April 22, 2009. EAC expects the transaction to close on or about September 14, 2009.
     In the Underwriting Agreement, EAC agreed to indemnify Barclays against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that Barclays may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.
     Barclays and its affiliates have engaged, and may in the future engage, in commercial, investment banking and other transactions with EAC and Encore Energy Partners LP (together with its subsidiaries, “ENP”) in the ordinary course of business. An affiliate of Barclays is a lender under ENP’s credit facility. Barclays and its affiliates have received, and expect to receive, customary compensation and expense reimbursement for these transactions. In addition, Barclays has served as a financial advisor and rendered a fairness opinion to EAC’s Board of Directors in connection with EAC’s prior sales of oil and natural gas producing properties to ENP and received compensation for these services.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
1.1	Underwriting Agreement dated as of September 8, 2009 between Encore Acquisition Company and Barclays Capital Inc.

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ACQUISITION COMPANY
Date: September 11, 2009	By:	/s/ Andrea Hunter
Andrea Hunter
Vice President, Controller, and Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement dated as of September 8, 2009 between Encore Acquisition Company and Barclays Capital Inc.

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).